                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          Duramed Pharmaceuticals, Inc.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
[ ]      $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
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         2)      Aggregate number of securities to which transaction applies:
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         3)      Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         4)      Proposed maximum aggregate value of transaction:
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         5)      Total Fee Paid:
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[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
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         2)      Form, Schedule or Registration Statement No.:
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         3)      Filing Party:
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         4)      Date Filed:
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



                          DURAMED PHARMACEUTICALS, INC.
                              7155 EAST KEMPER ROAD
                             CINCINNATI, OHIO 45249

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

         We are pleased to invite you to attend the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc., to be held at the Embassy Suites Hotel, 4554 Lake Forest Drive, Cincinnati, Ohio 45242 on July 8, 1996 at 9:00 a.m. (EDT), for the purpose of considering and acting upon the following:

1.       The election of five directors of the Company.

2. The approval of the 1996 amendment and restatement of the Company's 1988 Stock Option Plan to increase the number of shares for which options may be granted from 2,360,000 to 4,360,000 and to make other revisions, including amendments necessary to bring the Plan into compliance with Section 162(m) of the Internal Revenue Code.

3. The ratification of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 1996.

4.       Such other matters as may properly come before the meeting.

         Only stockholders of record at the close of business on May 17, 1996 are entitled to receive notice of, and to vote at, the meeting. Management, at present, knows of no other business to be brought before the meeting.

                                     By Order of The Board of Directors

                                     /s/ E. Thomas Arington

                                     E. THOMAS ARINGTON
                                     President and Chief Executive Officer

Cincinnati, Ohio
June 3, 1996


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER DATED PROXY, OR ATTENDING THE MEETING AND VOTING IN PERSON.

                          DURAMED PHARMACEUTICALS, INC.
                              7155 EAST KEMPER ROAD
                             CINCINNATI, OHIO 45249
                                 (513) 731-9900


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Duramed Pharmaceuticals, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders on July 8, 1996. This Proxy Statement and the accompanying Proxy card are first being mailed to stockholders of the Company on or about June 3, 1996.


                          OUTSTANDING VOTING SECURITIES


         The number of voting securities of the Company outstanding on May 17, 1996, the record date for the meeting, was 10,117,254 shares of common stock, $.01 par value, all of one class and each entitled to one vote, owned by approximately 1,080 stockholders of record. A list of stockholders of the Company may be examined at the offices of the Company at the address given above.


                               PROXIES AND VOTING


         The persons named as proxies were selected by the Board of Directors of the Company and are directors or officers of the Company.

         When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as specified at the meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to the Company, by giving a later dated proxy indicating a desire to vote differently or by appearing at the meeting and casting a ballot. There are no rights of appraisal or similar rights of dissenting stockholders with respect to any matter to be acted upon at the meeting.

         The cost of solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation may be made by officers and regular employees of the Company by personal interview, telephone and telegraph. Banks, brokerage houses and other custodians, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding soliciting material to their principals and in obtaining authorizations for the execution of the proxies.

         In accordance with the General Corporation Law of the State of Delaware, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting will be sufficient for the election of directors. Generally, other matters are determined by the affirmative vote of a majority of the shares present in person or represented by proxy, with abstentions having the effect of negative votes and broker non-votes deemed to be absent shares. Votes at the meeting will be tabulated by financial management employees of the Company. The Company has not established a procedure for confidential voting.

                             THE BOARD OF DIRECTORS


         Pursuant to the Delaware General Corporation Law, as implemented by the Company's Certificate of Incorporation and By-Laws, all corporate powers are exercised, and the Company's business, property and affairs are managed, by or under the direction of the Board of Directors.

         Directors of the Company are elected at the Annual Meeting of Stockholders. Currently there are five directors, and the Board of Directors recommends that the current five directors be reelected. The persons described below have been nominated for election as directors to serve until the Annual Meeting in 1997 or until their successors are elected and qualified. The Company's common stock has no cumulative voting rights.

         At the present time it is intended that proxies received by management of the Company which contain no instructions to the contrary will be voted for the nominees listed below. Management does not contemplate that any nominee will be unable to serve but, if that contingency should occur, the persons named as proxies reserve the right to substitute another person of their choice as a director when voting at the Annual Meeting.

         Set forth below is certain information with respect to each nominee.

         E. THOMAS ARINGTON, age 59. Mr. Arington became the Company's President and Chief Executive Officer in October 1987. He became a director of the Company in December 1987 and its Chairman of the Board in May 1988. Prior to joining the Company, he was President of MarketMaster, Inc., a health care consulting firm which since September 1984 had the exclusive rights to market the Company's products. MarketMaster, Inc. was acquired by the Company in December 1987. Mr. Arington's career has also included 17 years with Lederle Laboratories, a division of American Cyanamid, where he held a variety of executive management positions.

         GEORGE W. BAUGHMAN, age 58. Mr. Baughman was elected a director of the Company in April 1989. Mr. Baughman has been President and Chairman of Advanced Research Associates, a consulting firm specializing in information systems and technology and in financial analysis and planning, for more than the past five years. He was employed by The Ohio State University for twenty-five years, retiring as Director of Special Projects, Office of President.

         DOANE F. DARLING, age 61. Mr. Darling has been a director of the Company since May 1988 and has been Senior Vice-President, Corporate Planning since April 1994. From 1989 through March 1994 he was Vice President, Corporate Planning of the Company. For more than five years prior to 1989 he was President and Chairman of Cedar Hill Associates Inc., a marketing-oriented management consulting firm located in Worthington, Ohio.

         STANLEY L. MORGAN, age 78. Mr. Morgan was elected a director of the Company in April 1989. Mr. Morgan is the retired Executive Vice President of Ben Venue Laboratories, Inc., a leading pharmaceutical manufacturer of sterile dosage forms and bulk pharmaceutical products. He served Ben Venue in many capacities including Chief Administrative Officer, Chief Engineer and Executive Director of Research and Development. Since retirement he has been a consultant to the pharmaceutical industry.

         S. SUNDARARAMAN, age 59. Mr. Sundararaman is the Company's Secretary and has been a director of the Company since 1982. Mr. Sundararaman is Manager, Automation Marketing, USA for Lufthansa German Airlines and has been with that company since 1961.

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
         MEETINGS; COMMITTEES OF THE BOARD. The Board of Directors held fifteen meetings in 1995, of which eleven were by conference telephone. The Board of Directors has an Audit Committee composed of Messrs. Baughman (Chairman), Morgan and Sundararaman. The Audit Committee deals with financial reporting and control of the Company's assets. The Committee met one time during 1995. The Board has a Compensation Committee consisting of Messrs. Sundararaman (Chairman), Morgan and Baughman. The Compensation Committee has responsibility for making recommendations to the full Board concerning all matters dealing with officers' compensation and fringe benefits. The Committee met eleven times during 1995, including seven meetings by conference telephone. The Board does not have a nominating committee. Each incumbent director attended more than seventy five percent of the aggregate of all meetings of the Board of Directors which he was eligible to attend and all meetings of committees upon which he served during 1995.

         COMPENSATION OF DIRECTORS. During 1995, nonemployee directors of the Company received an annual fee of $10,000, fees of $1,200 for each Board meeting attended, plus reimbursement of expenses, and fees of $500 for each Board meeting held by conference telephone. Committee meeting fees are paid at the same rates as fees for Board meetings; however, no fees are paid for committee meetings held on the same dates as Board meetings. No fees are paid to directors who are also employees of the Company. Each nonemployee director also is annually awarded nondiscretionary options to purchase 5,000 shares of the Company's common stock and is reimbursed by the Company for up to $7,500 per year in legal and financial consulting expenses.

         During 1995 the Company adopted an unfunded pension plan covering nonemployee directors who have served on the Board for at least five years. No director who is, or at any time during the five years prior to the end of service as a director was, an employee of the Company may participate in the plan. The plan provides an annual benefit, payable monthly from the time a participating director ceases to be a member of the Board until death, equal to the director's most recent annual Board fee, as adjusted annually to reflect changes in the Consumer Price Index. The right of a director to receive benefits under the plan is forfeited if the director engages in any activity determined by the Board to be contrary to the best interests of the Company.


                   APPROVAL OF 1996 AMENDMENT AND RESTATEMENT
                            OF 1988 STOCK OPTION PLAN


         GENERAL. The 1988 Stock Option Plan (the "Plan") was initially adopted by the Company's stockholders in 1988 and, with stockholder approval, was amended in 1989 and amended and restated in 1992. Other Plan amendments, not requiring stockholder approval, were adopted by the Company's Board of Directors in 1994. On May 13, 1996, the Board of Directors of the Company again amended and restated the Plan (as amended and restated, the "Amended Plan"). The amendments increase the number of shares issuable pursuant to option grants from 2,360,000 to 4,360,000, change the method of counting shares available for issuance pursuant to the Plan, provide that the Plan's disinterested administration requirement and restrictions on transferability of options will not be applicable if not required by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") and conform the Plan to certain requirements of ss. 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the deductibility of executive compensation.

         In determining to increase the number of shares issuable pursuant to options granted under the Amended Plan, the Board of Directors noted that, of the 2,360,000 shares currently authorized, none remain available for future option grants. The directors believe that the efforts of the Company's management and other key employees have been crucial to the survival of the Company over the years and that the future of the Company is substantially dependent upon retaining these individuals. The directors also noted that the Company's proposed acquisition of

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
Hallmark Pharmaceuticals, Inc. would increase the number of employees who would be eligible to receive grants of options under the Plan. Key personnel may not have sufficient incentive to continue with the Company if they do not have the opportunity to benefit from the improved results which they achieve. The goal of stock options granted under the Amended Plan is to provide this incentive.

         The Amended Plan changes the method of counting shares available for future issuance. The Plan permits payment of an option's exercise price in cash, by the tender of previously-owned shares of the Company's common stock, by the withholding of a portion of the shares of common stock otherwise issuable upon exercise or by a combination of these methods. In the past, shares tendered or withheld as payment have not been available for issuance under the Plan. As a result of a change in the Securities and Exchange Commission's position regarding share counting, it now is permissible for such shares to be counted as available for issuance under a plan, and the Amended Plan so provides. The Amended Plan also provides that the requirement of disinterested administration and that the restrictions on transferability of options contained therein will not be applicable if not required by Rule 16b-3.

         The Amended Plan contains provisions necessary for options to meet the requirements for performance-based compensation pursuant to Code sec. 162(m) and the regulations thereunder (together, hereafter, "Code sec. 162(m)"), which otherwise limit the deductibility of executive compensation. Specifically, the Amended Plan provides that, to the extent it is desired that compensation resulting from an option grant be excluded from the deduction limitation of Code sec. 162(m), the option must be granted by a committee composed of "outside directors" within the meaning of Code sec. 162(m) and must have an exercise price of not less than 100% of the fair market value of the Company's common stock on the date of grant. Additionally, under the terms of the Amended Plan, options for no more than 550,000 shares of common stock may be granted to any eligible employee during any period of twelve consecutive months.

         GRANTS. In furtherance of the Board's objective to provide continued incentive to the Company's management and key employees, on May 13, 1996, subject to stockholder approval of the Amended Plan and acceptance by the Chief Executive Officer, the Compensation Committee of the Board of Directors (Mr. Sundararaman not participating in the vote) awarded nonqualified options to purchase 500,000 shares of common stock under the Amended Plan to the Company's Chief Executive Officer, Mr. E. Thomas Arington, at a price of $17.50 per share. These options would vest at the rate of 20% per year over a five year period, with the initial 20% becoming exercisable on the date of acceptance. Further information concerning this stock option grant is given under "Executive Compensation and Other Information -- Report of the Compensation Committee on Executive Compensation." In reaching this decision, the members of the Compensation Committee considered a number of factors, including the past efforts of the Chief Executive Officer, the dilution in his beneficial ownership of common stock of the Company as a result of the Company's recent private placement and the proposed acquisition of Hallmark Pharmaceuticals, the Chief Executive Officer's voluntary reduction in cash compensation and the desire of the members of the Compensation Committee to continue to provide a significant incentive to the Company's Chief Executive Officer. The members of the Compensation Committee were aware that, as discussed hereinafter under "Accounting Effects," this action could result in a non-cash charge to the Company's earnings based upon the difference between the fair market value of the Company's common stock on May 13, 1996 and the fair market value at the time of the stockholders' meeting or the Chief Executive Officer's acceptance of the option (whichever is later). Nevertheless, the Compensation Committee felt that the option grant was appropriate and warranted.

         The Company's Chief Executive Officer, while appreciating the motives of the members of the Compensation Committee, has not yet accepted this stock option grant. Mr. Arington, while reserving the right to decide in his sole discretion whether to accept or reject this option grant, has indicated that his decision will be based upon a number of factors, including the vote of the Company's stockholders on amendment and restatement of the Plan, the receipt and timing of approval of the Company's ANDA for its conjugated estrogens product and the probable effect on the Company's reported earnings of any required charge. If the Amended Plan is not approved by the Company's stockholders, or if Mr. Arington decides to reject the grant, this option grant will be of no effect. Also, if approval of the Amended Plan is not obtained, the Plan as in effect prior to May 13, 1996 will remain in effect, except that the amendments necessary to conform the Plan to Code sec. 162(m) and the regulations thereunder, and other amendments not requiring stockholder approval, will be retained.

         As many as 300 individuals may be eligible to receive option grants under the Amended Plan. The Plan contains no limitation as to the maximum number of participants. On May 13, 1996, the Compensation Committee granted an option for 18,500 shares of common stock to Mr. E. Thomas Arington (in addition to the 500,000 specific grant discussed above) and options for 10,000 shares each to Messrs. Jeffrey Arington, Doane Darling, Timothy Holt and Ivan Pusecker. In addition, as of May 13, 1996, options previously granted under the Plan were outstanding in the following amounts: Mr. E. Thomas Arington, 595,198 shares; Mr. Jeffrey Arington, 100,334 shares; Mr. Darling, 52,834 shares; Mr. Holt, 65,000 shares; Mr. Pusecker, 37,000 shares; all current executive officers as a group, 850,366 shares; Mr. Baughman, 7,000 shares; Mr. Morgan, 5,000 shares; and all employees (other than current executive officers) as a group, 631,403 shares. The option grants to Messrs. Baughman and Morgan were made under the formula provisions of the Plan prior to its amendment in 1992. The recipients of, and numbers of shares subject to, future grants under the Amended Plan are not determinable at this time.

         THE AMENDED PLAN. The following is a summary of the Amended Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

         Up to 4,360,000 shares of the Company's common stock may be issued pursuant to the Amended Plan. The number of shares issuable, as well as the number of shares subject to outstanding options and the price of outstanding options, will be appropriately adjusted to give effect to any change in the Company's common stock as a result of any stock split or dividend, combination or exchange of shares, recapitalization, reclassification or similar event.

         The Amended Plan is administered by a committee (the "Committee") composed, if required by Rule 16b-3, of at least two "disinterested" directors of the Company (that is, directors who have not been within the past year, and may not be while members of the Committee, granted options under the Company's plans other than through "formula" provisions). To the extent that it is desired that compensation resulting from an option grant be excluded from the deduction limitation of Code sec. 162(m), all directors comprising the Committee granting the option must be "outside directors" within the meaning of Code sec. 162(m). Currently, the Company's "disinterested" directors are Messrs. Sundararaman, Baughman and Morgan. Mr. Sundararaman may not be deemed an "outside director" and, to the extent necessary, will not participate in Committee decisions on certain option grants such as the grants to Mr. E. Thomas Arington described above. In addition to administering and interpreting the Amended Plan, the Committee has exclusive authority, subject to the terms of the Plan, to select optionees, to determine the number of shares for which an option is granted, to set an option's price and term, to select the type of option and to establish all other terms and conditions of an option, including restrictions on exercise. The Amended Plan also provides that the Committee may, under circumstances selected by it, waive or amend the terms and conditions of, or accelerate the vesting of, an option. Committee members are not liable for actions and determinations made or taken in good faith with respect to the Amended Plan and, to the extent not prohibited by law, will be indemnified by the Company for any liability or expenses incurred in this connection.

         Any employee of the Company included on its regular payroll may be selected to participate in the Amended Plan. Additionally, options may be granted under the Amended Plan to advisors and consultants to the Company. Non-employee directors of the Company are ineligible to participate in the Amended Plan.

         Both incentive stock options and nonqualified options may be granted to employee-participants in the Plan. Advisors may only receive nonqualified option grants. For a nonqualified option, the per share exercise price must be at least 50% of the fair market value of a share of the Company's common stock on the date the option is granted; however, if compensation expense resulting from the option is intended to be excluded from the deduction limitation of Code sec. 162(m), the option must have a per share exercise price of not less than 100% of the common stock's fair market value on the date of grant. For an incentive stock option, the per share exercise price may not be less than 100% of the common stock's fair market value on the date of grant. Additionally, no incentive stock option may be exercised after ten years from the date of grant. If an optionee holds more than 10% of the Company's shares, any incentive stock option granted to that person must have a price of at least 110% of fair market value on the date of grant and may be for a term no longer than five years. The aggregate fair market value (determined as of the time of grant) of shares with respect to which incentive stock options are exercisable for the first time by a holder in any year (under all Plans of the Company) may not exceed $100,000. Furthermore, options for no more than 550,000 shares of common stock may be granted to any eligible employee under the Amended Plan during any period of twelve consecutive months.

         To the extent and under the conditions established by the Committee, an option's exercise price may be paid in cash, by the surrender of previously-owned shares of the Company's common stock, by directing that shares otherwise issuable upon the option's exercise be withheld as payment or by a combination of the foregoing. If payment by the surrender or withholding of shares is permitted, these shares are valued at their fair market value on the date surrendered or withheld. Shares tendered or withheld as payment are available for issuance under the Amended Plan.

         In cases where the Committee permits payment of an option's exercise price by the tender of previouslyowned shares of common stock, the Committee also may grant a replacement option to the optionee. The number of shares covered by the replacement option must equal the number of whole shares tendered to satisfy the exercise price of the original option, and the replacement option must have an exercise price equal to 100% of the fair market value of the common stock on its date of grant. A replacement option becomes exercisable six months after its date of grant and expires on the expiration date of the original option. Other terms and conditions of replacement options may be established by the Committee.

         For purposes of the Amended Plan, fair market value means the last sale price for the common stock reported on the Nasdaq National Market on a given date. On May 17, 1996, the fair market value of the Company's common stock was $19.00 per share.

         If an optionee is an employee of the Company and terminates employment for any reason, any unexercisable option held by that optionee will terminate. An exercisable option held by the optionee will generally terminate on the earlier of (i) the option's full exercise, (ii) the expiration of the option by its terms or (iii) the end of the three-month period following the date of termination of employment. If, however, an optionee becomes disabled or dies either while employed by the Company or within three months of termination of employment, a then-exercisable option held by that optionee may be exercised at any time within one year after the date of death or commencement of disability. An option granted to an advisor to the Company terminates on the earlier of its full exercise or the option's expiration by its terms. The Amended Plan provides that, in its discretion, the Committee may extend the Plan's periods for option exercise.

         If required by Rule 16b-3 and except to the extent that an option may be transferred pursuant to a domestic relations order, an option is not transferrable except by the optionee's will or the laws of descent and distribution and, during an optionee's lifetime, may only be exercised by the optionee or the optionee's legal representative or guardian.

         The Company's Board of Directors may amend or terminate the Amended Plan at any time; however, stockholder approval is required for an amendment if such approval is necessary to maintain the Amended Plan's

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
compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No Plan amendment may alter or impair an outstanding option without the optionee's consent. No option may be granted under the Amended Plan subsequent to February 28, 2002.

         The Amended Plan provides that in the event any person becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3) of more than 50% of the Company's outstanding shares of common stock, or commences a tender offer which if successful would result in the person becoming the beneficial owner of more than 50% of such shares, then all outstanding options will immediately become exercisable. In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with another corporation in which the Company is not to be the surviving corporation, or in the event of the execution of an agreement of sale or transfer of all or substantially all the assets of the Company, all outstanding options also will become immediately exercisable. If the successor or transferee corporation does not obligate itself to continue the Amended Plan, both the Plan and the unexercised portion of all outstanding options will terminate as of the effective date of any such transaction. Should the Plan and all options terminate as a result of the Company's reorganization, merger, consolidation or sale of assets, an optionee who is subject to Section 16 of the Exchange Act will, in lieu of the consideration receivable by other optionees in the transaction, receive a cash payment equal to the difference between the aggregate "fair value" of the shares of the Company's common stock subject to the holder's unexercised options and the aggregate option price of those shares.

         The Amended Plan also provides that, if payments to an optionee by the Company would constitute "excess parachute payments" under the Code, amounts payable in accordance with the Plan's change of control provisions will be reduced so that the employee is not subject to the 20% excise tax on the payment and the Company is able to deduct the entire payment.

         It is intended that the incentive stock options granted under the Amended Plan will meet the requirements of sec. 422 of the Code, under which the optionee recognizes no income upon exercise of the option and, if the stock purchased pursuant to the exercise of the option is held for certain periods, the amount realized on sale or taxable exchange in excess of the option price is generally treated as a long term capital gain. To the extent individual optionees qualify for such tax treatment, the Company is not entitled to a federal income tax deduction in connection with the grant or exercise of the option. If stock acquired through the exercise of an incentive stock option is disposed of before the expiration of the prescribed holding periods, the lesser of (i) the difference between the option price and the fair market value at the time of exercise or (ii) the difference between the option price and the amount realized upon disposition of the stock is treated as ordinary income to the optionee at the time of disposition and is allowed as a deduction to the Company; any excess of the amount realized upon sale over the fair market value at the time of exercise is generally treated as capital gain to the optionee. An incentive stock option which is not granted, exercised or held in accordance with Code sec. 422 is accorded tax treatment as a nonqualified option.

         In general, an optionee who exercises a nonqualified option realizes taxable ordinary income and the Company is entitled to a deduction at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the option price. The proceeds of the sale of stock under the Amended Plan constitute general funds of the Company and may be used by it for any purpose.

         ACCOUNTING EFFECTS. Under present accounting practices followed by the Company, neither the grant at fair market value nor the exercise of an option under the Amended Plan generally results in any charge against the Company's earnings. The grant of options at a price less than 100% of fair market value results in compensation expense to the Company. The Company historically has granted all options under the Plan at an exercise price equal to 100% of the fair market value of the common stock on the date of grant. However, the recent contingent grant of options to purchase 500,000 shares of common stock to Mr. E. Thomas Arington may result in a non-cash charge to earnings. While this grant was made on May 13, 1996 at a price equal to 100% of the fair market value on that date, it is contingent upon approval by the stockholders of the Company of the Amended Plan as provided herein and on Mr. Arington's acceptance of the option. Under current accounting practices, the Company understands that the later of the date of the stockholders meeting or of Mr. Arington's acceptance of the option would be treated as the date of measurement for purposes of this option grant rather than May 13, 1996. Accordingly, if the fair market value of the common stock at that time should be greater than that at May 13, 1996, the grant would be treated as having been made below the fair market value, and a non-cash charge to earnings (which could be substantial) would be incurred in an amount equal to the difference.


         The Board of Directors intends to cause the following resolution to be presented to stockholders for action at the Annual Meeting:

                  RESOLVED, that the Duramed Pharmaceuticals, Inc. 1988 Stock Option Plan, as amended and restated through May 13, 1996, be, and it hereby is, approved and adopted by the stockholders of the Company.

The Board of Directors recommends a vote "FOR" approval and adoption of the Amended Plan.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


         EXECUTIVE OFFICERS. The current executive officers of the Company are as follows:

Name                                               Age             Title
- ----                                               ---             -----

E. Thomas Arington                                 59              Chairman of the Board, President and Chief
                                                                   Executive Officer

Doane F. Darling                                   61              Senior Vice President, Corporate Planning and
                                                                   Director

S. Sundararaman                                    59              Secretary and Director

Jeffrey T. Arington                                35              Senior Vice President, Marketing, Sales and
                                                                   Science

Timothy J. Holt                                    43              Senior Vice President, Finance and
                                                                   Administration, Treasurer and Chief Financial
                                                                   Officer

Ivan E. Pusecker                                   53              Senior Vice President, Operations

         Information about Messrs. E. Thomas Arington, Darling and Sundararaman is given above under "The Board of Directors." Information about the Company's other executive officers is given below:

         JEFFREY T. ARINGTON. Mr. Arington has been Senior Vice President, Marketing, Sales and Science since 1995. He served as the Company's Senior
Vice President, Marketing, Science and Operations from 1994 until 1995, as Vice President, Sales and Marketing of the Company from 1989 until 1994 and as Executive Director of Sales and Marketing from 1987 until 1989. From 1984 until 1987, he was employed by MarketMaster in a variety of executive positions. Jeffrey T. Arington is E. Thomas Arington's son.

         TIMOTHY J. HOLT. Mr. Holt has been Senior Vice President, Finance and Administration since April 1994. He served as Vice President, Finance of the Company from 1985 through March 1994. Prior to joining the Company in 1985, Mr. Holt was Vice President-Finance and Chief Financial Officer of Vortec Corporation, a then publicly held company operating in the fields of specialty manufacturing and home health care equipment, and also held financial management positions with privately held companies including Eagle Software Publishing.

         IVAN E. PUSECKER. Mr. Pusecker has been Senior Vice President, Operations since 1995. He served as the Company's Vice President, Corporate Projects Administration from 1994 until 1995, as Vice President, Operations of the Company from 1989 until 1994 and as Executive Director of Operations from 1987 until 1989. He was Vice President of Corporate Development of MarketMaster from 1986 to 1987 and served as President and Chief Executive Officer of McNivan Foods, Inc., a marketer of specialized nutritional supplements, from 1984 to 1986.

         Officers of the Company are elected by, and serve at the discretion of, the Board of Directors.


         SUMMARY INFORMATION. The following table sets forth, for the fiscal years indicated, amounts of cash and certain other compensation paid by the Company to (i) Mr. E. Thomas Arington and (ii) each of the Company's four most highly compensated executive officers other than Mr. Arington who were serving as executive officers at the end of 1995 and whose salary and bonus exceeded $100,000. Mr. Arington and these other executive officers are sometimes referred to hereafter as the "named executive officers."

                                               SUMMARY COMPENSATION TABLE
                                                                                        Long Term
                                                                                       Compensation
                                        Annual Compensation                               Awards
                                        ----------------------------------------------------------------
                                                                         Other          Securities
                                                                        Annual          Underlying
                                                                        Compen-        Stock Option         All Other
         Name and                                        Bonus          sation            Grants           Compensation
     Principal Position        Year      Salary ($)       ($)           ($)(1)             (#)                ($)(2)
- -----------------------------------------------------------------------------------------------------------------------
E. Thomas Arington             1995     $422,142       $  ---             ---              ---               $35,159
Chief Executive Officer        1994      400,000        461,000           ---             95,158              27,699
                               1993      360,000        360,000           ---              ---                29,095
Jeffrey T. Arington            1995     $155,262       $  ---             ---              ---               $ 3,308
Senior Vice President          1994      137,885         50,000           ---              ---                 3,883
                               1993      118,896         25,000           ---              ---                 1,231
Doane F. Darling               1995     $117,827       $  ---             ---              ---               $ 2,956
Senior Vice President          1994      107,846         30,000           ---              ---                 2,769
                               1993       92,631         12,000           ---              ---                   739
Timothy J. Holt                1995     $155,262       $  ---             ---              ---               $ 5,540
Senior Vice President          1994      137,885         50,000           ---              ---                 4,115
and Treasurer                  1993      116,350         25,000           ---              ---                 1,463



Ivan E. Pusecker               1995     $144,606       $  ---             ---              ---               $ 3,830
Senior Vice President          1994      124,292         40,000           ---              ---                 4,030
                               1993      116,350         12,000           ---              ---                 1,753

- ----------------------------

(1) None, other than perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive officer.

(2) Amounts disclosed for 1995 are comprised of the following: (i) term and/or whole life insurance premium payments for the benefit of Mr. E. Thomas Arington ($27,901), Mr. Jeffrey T. Arington ($308), Mr. Holt ($540) and Mr. Pusecker ($830); (ii) disability insurance premium payments for Mr. E. Thomas Arington ($4,258); (iii) matching contributions to the Company's 401(k) Plan on behalf of Mr. E. Thomas Arington ($3,000), Mr. Jeffrey T. Arington ($3,000), Mr. Darling ($2,956), Mr. Holt ($3,000) and Mr. Pusecker ($3,000) in respect of their contributions to the Plan; and $2,000 representing the dollar value of 133 shares of Common Stock awarded to Mr. Holt in recognition of his tenth anniversary of service with the Company.


     STOCK OPTIONS. The Company has two existing plans pursuant to which options for shares of common stock may be granted to employees: the 1986 Stock Option Plan and the 1988 Stock Option Plan. Neither of the Plans provides for the grant of stock appreciation rights. No options were granted to the named executive officers during 1995. For information concerning the 1988 Stock Option Plan, see "Approval of 1996 Amendment and Restatement of 1988 Stock Option Plan."

     With respect to each named executive officer, the following table sets forth information concerning option exercises during 1995 and unexercised options held at December 31, 1995.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                           Number of Securities   Value of Unexercised In-the-
                                                   Value Realized ($)     Underlying Unexercised   Money Options at FY-End ($)
                                                                          Options at FY-End (#)
                                                    (Market Price on                                      Exercisable/
                           Shares Acquired on    Exercise Less Exercise        Exercisable/               Unexercisable
          Name                Exercise (#)               Price)               Unexercisable
- -------------------------------------------------------------------------------------------------------------------------------
E. Thomas Arington                 ---                    ---                   849,843/0                $11,225,646/$0
Jeffrey T. Arington                ---                    ---                 101,001/2,000            $1,390,713/$29,000
Doane F. Darling                   ---                    ---                    57,834/0                  $781,576/$0
Timothy J. Holt                    ---                    ---                   77,734/600              $1,061,301/$8,700
Ivan E. Pusecker                 42,800                 $545,250                60,600/600               $840,900/$8,700


     EMPLOYMENT AGREEMENT. On March 30, 1994, the Company entered into an Amended and Restated Employment Agreement (the "Agreement") with Mr. E. Thomas Arington, which restated and amended Mr. Arington's prior agreement with the Company. The initial term of the Agreement continues until December 31, 1998, subject to automatic annual extensions if notice of termination is not given by either party prior to specified dates. The effect of the Agreement is to provide for an initial five year employment term, with subsequent "rolling three year" minimum terms. The Agreement may be amended by agreement between the Compensation Committee of the Board of Directors and Mr. Arington.

         Under the Agreement, Mr. Arington is to receive a salary in an amount to be set by the Compensation Committee, but not less than $33,333 per month. For 1995, the salary was set at $36,000 per month; for 1996, the Compensation Committee had determined to increase Mr. Arington's salary to $500,000 per year. In view of the Company's operating results, however, Mr. Arington declined the increase and his 1995 salary continued in effect; in February 1996, he voluntarily reduced his salary to $216,000 effective until such time that he determines an adjustment is appropriate. In addition, the Agreement entitles Mr. Arington to receive for each of the years 1994 through 1998 a separate annual bonus equal to the following percentages of the Company's income before taxes:
8% for 1994; 7% for 1995; 6% for 1996; and 5% for each of 1997 and 1998. After
1998, a bonus will be paid in such a manner and amount as the Compensation Committee might at that time determine. This incentive compensation arrangement was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders. Mr. Arington received no bonus in respect of 1995.

         The Agreement also provides for life and disability insurance and for certain other customary benefits. Options to purchase 254,685 shares of common stock of the Company granted to Mr. Arington under his prior Agreement are continued by the new Agreement. If Mr. Arington's employment is voluntarily terminated by him, or if he is terminated by the Company with cause, the Agreement provides that he will not compete with the Company for a period of one year after termination.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

         Executive Compensation Policies. The Company's executive compensation consists of three components: annual salaries, annual bonuses and stock option grants.

         In a proactive response to various regulatory, industry-wide and Company-specific issues, the Company in late 1990 voluntarily suspended shipments of all its products and subsequently voluntarily surrendered all but two of its drug approvals. Thereafter, the Company's efforts were focused necessarily on a survival and recovery plan. Through execution of this plan, the Company returned to profitable operations in 1993 and 1994. In early 1995, a conscious decision was made by management to increase expenditures for manufacturing and other launch activities in anticipation of the approval of the Company's conjugated estrogens product and to provide the additional personnel and capital resources needed to implement the Company's business plan. This planned investment in the future contributed substantially to increased expenses, and therefore reduced levels of performance, and the Company reported a loss for 1995. The Company remains optimistic regarding the approval of its conjugated estrogens product. However, the Company's management has also recognized the importance of balancing a strong product development commitment against the need to conserve resources, and action has been taken to implement operational changes consistent with these two corporate goals.

         The Company's policies on executive compensation have reflected the Company's history since 1990. These policies have been designed to retain the services of competent and talented managers, and to obtain the services of additional individuals of similar caliber during a very difficult period. To that end, a significant component of executive compensation has been stock option grants which serve to align closely the interests of management with those of stockholders. Salary and bonus levels have been affected by the cash flow difficulties faced by the Company and, in the case of the Company's Chief Executive Officer, payment of portions of salary and bonus have been deferred from time to time until the Company's cash flow situation improved.

         During early 1994, the Compensation Committee established target ranges of total cash salary and bonus compensation for 1995 for different levels of management of the Company. The ranges of target total cash compensation were based upon the Compensation Committee's subjective judgment as appropriate to meet the policies on executive compensation described in the preceding paragraph. Actual salaries paid to the named executive officers for 1995 were somewhat below the target ranges. No bonuses were paid for 1995.

         Annual Salaries. The annual salary of the Company's Chief Executive Officer is established pursuant to the terms of an Employment Agreement with the Company which was initially entered into in 1987 and amended as of March 30, 1994. Prior to its amendment during 1994, the Employment Agreement had provided for a minimum salary of $20,000 per month and the salary had been set by the Compensation Committee at $30,000 per month for each of 1992 and 1993. Under the Amended Employment Agreement, the Chief Executive Officer is to receive a salary in an amount to be set by the Compensation Committee, but not less than $33,333 per month. For 1995, the salary was set at $36,000 per month. The base salary provisions of the Amended Employment Agreement were approved by the Compensation Committee after consideration of a number of factors. These factors, which were applied in a subjective manner, included the substantially improved operating results of the Company during 1994, the view of the Compensation Committee that the improvements in such results, as well as the Company's very survival over the preceding few years and its improved prospects for the future, were due in large part to the efforts of the Company's Chief Executive Officer, and the Compensation Committee's desire to ensure the continued services of the Company's Chief Executive Officer.

         During December 1995, the members of the Compensation Committee considered the salary to be paid to the Company's Chief Executive Officer for 1996. This involved a subjective consideration of the Company's operating results during 1995, the successful conclusion of the first part of the Company's private placement of Series C Preferred Stock which provided needed working capital for the Company, the entering into of various product agreements with other companies, the possible acquisition of Hallmark Pharmaceuticals, Inc. and the substantial efforts expended in efforts to gain approval from the FDA of the Company's conjugated estrogens product. The Committee concluded that the salary for the Company's Chief Executive Officer for 1996 should be set at $41,667 per month. However, in view of the Company's need to conserve resources, the Chief Executive Officer did not accept this salary increase, and, beginning in February 1996, voluntarily reduced his salary by 50% below that paid in 1995.

         Annual salaries for 1995 for executive officers other than the Chief Executive Officer were established by the Company's Chief Executive Officer, taking into consideration the target levels for total cash compensation established by the Compensation Committee, and were based upon factors which are typically subjective, such as his perception of the individual officer's performance, value to the Company, responsibility assumed, potential for assumption of increased responsibility, and salary level needed to retain the services of the individual. The Company's profitability and the market value of its stock were considered in a subjective manner in establishing executive officers' base salaries for 1995, but were not a substantial factor in such determination.

         Salaries for 1996 were not increased over 1995 and, in order to conserve resources, various salary reductions were implemented at the beginning of the second quarter of 1996.

         Annual Bonuses. The Company's policy is to pay annual bonuses to its executive officers. The bonus to be paid to the Company's Chief Executive Officer is established by his Employment Agreement at an amount equal to the following percentages of the Company's income before taxes: For 1995, 7%; for 1996, 6%; and for each of 1997 and 1998, 5%. This incentive bonus arrangement was approved by the Company's stockholders at the 1994 Annual Meeting. Bonuses paid to other executive officers are determined by the Company's Chief Executive Officer in consideration of the target levels for total cash compensation established by the Compensation Committee. The Chief

Executive Officer's determination is subjective in nature and is based upon the factors outlined above under "Annual Salaries." The determination of bonuses for the Company's executive officers other than the Chief Executive Officer typically involves a subjective consideration of the Company's level of profitability during a particular year and the increase in the market value of the Company's common stock during that year.

         Notwithstanding the fact that the Company reported a net loss for 1995, the Compensation Committee felt that it would be appropriate to recognize the efforts of the Company's executive officers, including the Company's Chief Executive Officer, by the payment of a bonus for 1995. However, the Company's Chief Executive Officer expressed the view that no bonuses should be paid in view of the Company's need to conserve resources. Accordingly, no cash bonuses were paid or accrued for 1995.

         Stock Option Grants. Since the end of 1990, the Company has relied heavily upon significant grants of stock options for the purpose of providing incentives to management. These stock option grants have, in the view of the Compensation Committee, been the principal factor in enabling the Company to retain and build a competent management team in the face of the Company's past financial difficulties. The option grants not only provide incentives to the Company's executive officers, but also, in the Compensation Committee's view, serve to align directly the interests of such individuals with the interests of the Company's stockholders.

         Subject to certain limitations imposed by sec. 162(m) of the Code (see "Approval of 1996 Amendment and Restatement of 1988 Stock Option Plan"), the Company's stock option plans are administered by the Compensation Committee, which, among other things, determines the size of grants to be made to individual employees of the Company. This determination has been made on a subjective basis, taking into account such factors as the employee's level of performance and responsibility and the loss which would be suffered by the Company if the employee were to leave the Company's employ. With respect to individuals other than the Company's Chief Executive Officer, the Compensation Committee also considers the recommendations of the Chief Executive Officer which are based on the same subjective factors described above. In making these determinations, the Compensation Committee considers the cash compensation received by recipients and the amount and terms of options already held by the recipients. Although stock option grants are not based upon objective performance criteria, the practical value of the option grants depends upon the performance of the Company's common stock after the date of grant.

         During 1995, no option grants were made to any of the named executive officers. On May 13, 1996, an option to purchase 18,500 shares was granted to E. Thomas Arington and options to purchase 10,000 shares were granted to each of Timothy J. Holt, Ivan Pusecker, Doane Darling and Jeffrey Arington. These option grants were made in consideration of the factors described above and also in recognition of the fact that the Company did not pay a cash bonus to its executive officers for 1995 and that the cash salaries of the Company's executive officers had been reduced. On the same date, the Compensation Committee determined to make a contingent award of options to purchase 500,000 shares to the Company's Chief Executive Officer, Mr. E. Thomas Arington. Mr. Sundararaman did not participate in the Committee vote on this award. In so doing, the Committee noted that the effect of the private placement of the Series C Preferred Stock, along with the proposed acquisition of Hallmark Pharmaceuticals, would reduce the Chief Executive Officer's percentage ownership of the Company, on a fully diluted basis, from approximately 13.0% to approximately 10.7%. As noted above, the Committee places significant reliance upon grants of stock options for the purpose of providing incentives to management. The Committee also noted its desire to ensure that the Company's Chief Executive Officer, individually, continues to hold a significant equity percentage ownership of the Company. Mr. Arington has not yet accepted this option grant. See "Approval of 1996 Amendment and Restatement of 1988 Stock Option Plan -- Grants." This grant of options to the Company's Chief Executive Officer is contingent upon receipt of approval by the Company's stockholders of the increase in the number of options authorized for issuance under the Amended Plan.

Compensation Committee:
         S. Sundararaman, Chairman
         George W. Baughman
         Stanley L. Morgan


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. As discussed above under "Report of the Compensation Committee on Executive Compensation," Mr. E. Thomas Arington, the Company's Chief Executive Officer, determined the 1995 salaries and bonuses of the Company's other named executive officers, taking into consideration the target range for total cash compensation established by the Compensation Committee.

         Certain indebtedness of the Company is guaranteed by Mr. Sundararaman, the Company's Secretary and the Chairman of the Compensation Committee, as well as by a former director and officer of the Company. As of December 31, 1995, the amount of outstanding indebtedness subject to these guarantees was approximately $1,061,000.


         PERFORMANCE GRAPH. The following graph and table compare, over the period shown, the cumulative total stockholder return of the Company's common stock to the cumulative total return of companies included in the Center for Research in Security Prices' Index for The Nasdaq Stock Market (U.S. Companies) and in a peer group index comprised of Nasdaq Pharmaceuticals Stocks (SIC 2830-2839 U.S. & Foreign). In each case it is assumed that $100 was invested on December 31, 1990 and that all dividends were reinvested.

========================================================================================================================
                                         1990          1991          1992           1993           1994          1995
- ------------------------------------------------------------------------------------------------------------------------
Duramed Pharmaceuticals(1)             $100.00       $ 92.31       $815.39       $1,292.31      $3,630.77      $3,692.31
- ------------------------------------------------------------------------------------------------------------------------
Nasdaq Index                           $100.00       $106.55       $186.84       $  214.48      $  209.66      $  296.53
- ------------------------------------------------------------------------------------------------------------------------
Nasdaq Pharmaceuticals, Inc.           $100.00       $265.74       $221.14       $  197.11      $  148.35      $  271.34
========================================================================================================================

(1) The Company's common stock was delisted from The Nasdaq Stock Market in September 1991 and was relisted on September 19, 1994. Prices during the period from September 1991 to September 1994 are based on the averages of the bid and ask prices quoted on the OTC Bulletin Board; prices for other periods are based on the closing prices reported on The Nasdaq Stock Market.


                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS


         The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Ernst & Young LLP, Certified Public Accountants, as independent auditors of the Company for the year 1996.

         Ernst & Young LLP has served the Company since 1984. The Company has been informed that neither Ernst & Young LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

         The Board of Directors recommends a vote "FOR" approval of Ernst & Young LLP.

         In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1996 will be permitted to stand unless the Board finds other good reasons for making a change. Representatives of Ernst & Young LLP will be in attendance at the meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.


                              CERTAIN TRANSACTIONS


         From 1988 until 1995, when the arrangement was terminated, the Company marketed, and distributed under the Duramed label, substantially all prescription products for Invamed, Inc. ("Invamed"), a New Jersey-based generic drug manufacturer and the beneficial owner of approximately 5% of the Company's Common Stock during 1995. The Company has other agreements with Invamed covering the development and, if Food and Drug Administration approval is received, manufacture by Invamed of Verapamil S.R., which will be marketed by the Company on a variable profit basis with Invamed. In connection with these arrangements, the Company granted Invamed options covering an aggregate of 435,000 shares of the Company's common stock.


                           PRINCIPAL STOCKHOLDERS AND
                             HOLDINGS OF MANAGEMENT


         The following table sets forth, as of May 17, 1996, certain information with regard to the beneficial ownership of the Company's common stock by (i) each of the Company's stockholders known to hold more than 5% of the outstanding shares of common stock, (ii) each director and each executive officer named on the Summary Compensation Table, individually, and (iii) all directors and executive officers of the Company as a group.

Name                                                            Beneficial Ownership
- ----                                                 ---------------------------------------
                                                     Number Of Shares (1)            Percent
                                                     --------------------            -------

E. Thomas Arington                                         1,662,035                  15.1%
7155 East Kemper Road
Cincinnati, OH  45249

George W. Baughman                                            73,000                     *

Doane F. Darling                                              71,343                     *

Stanley L. Morgan                                             72,000                     *

S. Sundararaman                                              233,716                   2.3%

Jeffrey T. Arington                                          133,960                   1.3%

Timothy J. Holt                                              103,710                   1.0%

Ivan E. Pusecker                                              86,137                     *

All directors and                                          2,435,901                  21.5%
executive officers
as a group (8 persons)

*Less than one percent.

- ---------------

(1) Excludes shares of Common Stock subject to options which cannot be exercised within 60 days after May 17, 1996. Includes options to purchase the following numbers of shares: Mr. E. Thomas Arington, 854,468 shares; Mr. Baughman, 37,000 shares; Mr. Darling, 62,834 shares; Mr. Morgan, 20,000 shares; Mr. Sundararaman, 10,000 shares; Mr. Jeffrey T. Arington, 106,001 shares; Mr. Holt, 82,734 shares; Mr. Pusecker, 42,600 shares; and all directors and executive officers as a group, 1,215,637 shares.


     In addition to the shares listed above, The Provident Bank, One East Fourth Street, Cincinnati, Ohio (the "Bank"), owns 328,018 shares (3.2%) of the Company's Common Stock, 32,529 shares of the Company's Series B Non-Voting Convertible Preferred Stock (the "Series B Preferred Stock") which are convertible into 325,290 shares of Common Stock and warrants exercisable at a price of $18.125 per share for an additional 200,000 shares of Common Stock. Because of regulatory requirements, the Series B Preferred Stock may not be converted if, as a result, the Bank and certain of its affiliates would then own in excess of 5.0% of any class of the Company's voting capital stock, except that conversion is permitted immediately prior to and in conjunction with certain transactions involving the sale of the underlying Common Stock.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1995, except that a Form 4 was filed after its due date reporting an anniversary award of 133 shares of common stock to Mr. Holt.


                            PROXY STATEMENT PROPOSALS


           Stockholder proposals will be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting if they are received by the Company before the close of business on February 3, 1996.


                                 OTHER BUSINESS


           The Company is not aware of any business or matter which may properly be presented at the meeting other than as discussed herein. However, if any other matters do come before the meeting, or an adjournment thereof, it is intended that the proxies will vote thereon in accordance with the recommendation of the Board of Directors.

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K BY WRITING TO THE SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION OF THE COMPANY AT THE COMPANY'S ADDRESS SHOWN ABOVE.

                                                                       Exhibit A

                          DURAMED PHARMACEUTICALS, INC.

                             1988 Stock Option Plan

                 (As amended and restated through May 13, 1996)


                                    ARTICLE I

                                   OBJECTIVES


                  1.1 The objectives of this Stock Option Plan (the "Plan") are to enable Duramed Pharmaceuticals, Inc. ("Duramed") to compete successfully in retaining and attracting employees and advisors of outstanding ability, to stimulate the efforts of employees and advisors toward Duramed's objectives and to encourage ownership of shares of its Common Stock by its employees and advisors.


                                   ARTICLE II

                                 ADMINISTRATION


                  2.1 ADMINISTRATION. The Plan shall be administered by a committee of the Board of Directors of Duramed (the "Committee") to consist of at least two directors, each of whom, unless not required by Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time or any successor rule thereto ("Rule 16b-3"), is a "disinterested person" as defined in Rule 16b-3. To the extent that it is desired that compensation resulting from the grant of a particular Option be excluded from the deduction limitation of Section 162(m) of the Code, all directors comprising the Committee granting such Option also shall be "outside directors" within the meaning of Code Section 162(m). Subject to and consistent with the provisions of the Plan, the Committee shall establish such rules and regulations as it may deem necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable.

                  2.2 Except as specifically limited by the provisions of the Plan, the Committee shall have exclusive authority to:

                         A. Determine which Eligible Employees, or Advisors
                    shall be granted Options;

                         B. Determine the number of Shares which may be subject
                    to each Option;

                         C. Determine the term and the Option Price of each
                    Option;

                       D. Determine whether an Option is an Incentive Stock
                  Option or a Nonqualified Stock Option (except that only Nonqualified Stock Options may be granted to Advisors);

                       E. Determine the time or times when Options will be
                  granted; and

                       F. Determine all other terms and conditions of each
                  Option, including (but not limited to) the time and conditions of exercise or vesting and the terms of any Option agreement. The Committee may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time. The Committee may also waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Committee.

                  2.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

                  2.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.


                                   ARTICLE III

                                 SHARES ISSUABLE


                  3.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 4,360,000 Shares in the aggregate and Options for no more than 550,000 Shares may be granted to any individual Eligible Employee during any period of twelve (12) consecutive months. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered or withheld as payment for the Option Price pursuant to Section 7.1 also shall be available for issuance under the Plan. The Committee may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be consistent over the life of the Plan and shall be permitted by law.

                                   ARTICLE IV

                                   DEFINITIONS


                  4.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

                       A. "ADVISOR" means any person who provides bona-fide
                  advisory or consulting services to the Company other than services in connection with the offer or sale of securities in a capital-raising operation.

                       B. "CODE" means the Internal Revenue Code of 1986, as
                  amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

                       C. "COMPANY" means Duramed and any parent or subsidiary
                  of Duramed, as the terms "parent" and "subsidiary" are defined in Sections 424(e) and 424(f) of the Code.

                       D. "DISABILITY" means permanent and total disability as
                  defined in Section 22(e)(3) of the Code.

                       E. "EFFECTIVE DATE OF GRANT" means the date on which,
                  or such later date as of which, the Committee makes an award of an Option.

                       F. "ELIGIBLE EMPLOYEE" means any individual (other than
                  one who receives retirement benefits, stipends, consulting fees, honorariums, and the like) who performs services for the Company and is included on the regular payroll of the Company.

                       G. "FAIR MARKET VALUE" means the last sale price
                  reported on any stock exchange or on any trading system sponsored by the National Association of Securities Dealers, Inc. on which the Shares are traded on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, as quoted by such source as the Committee may select, shall be used in determining Fair Market Value for a Share.

                       H. "INCENTIVE STOCK OPTION" shall have the same meaning
                  as is given to that term by Section 422 of the Code.

                       I. "NONQUALIFIED STOCK OPTION" means any Option other
                  than an Incentive Stock Option.

                       J. "OPTION" means the right, subject to the terms of
                  this Plan and to such other terms and conditions as the Committee may establish, to purchase from Duramed a stated number of Shares at a specified price.

                       K. "OPTION PRICE" means the purchase price per Share
                  subject to an Option. The Option Price shall not be (i) less than 50% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Nonqualified Stock Option, except that no Option which is intended to result in compensation that qualifies for exclusion from the deduction limitation of Code Section 162(m) shall be granted with an Option Price of less than 100% of the Fair Market Value of a Share on the Effective Date of Grant, or (ii) less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Section 8.1.

                       L. "SHARE" means one share of the Common Stock, par
                  value $.01 per share, of Duramed.


                                    ARTICLE V

                               GRANTING OF OPTIONS


                  5.1 Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to February 29, 2002, grant Options to Eligible Employees or Advisors on such terms and conditions as the Committee shall determine. Subject to the restriction of Section 2.2(D), more than one Option and more than one form of Option may be granted to the same individual. No director of Duramed who is not an employee of the Company and included on its regular payroll may be granted Options under this Plan.

                  5.2 A period of at least six months must elapse from the date of grant of any Option to a person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Duramed until the disposition of the Option (other than upon exercise or conversion) or of any shares acquired upon exercise of that Option.


                                   ARTICLE VI

                               EXERCISE OF OPTIONS


                  6.1 Any person entitled to exercise an Option may do so in whole or in part by delivering to Duramed, attention: Stock Option Plan Administrator, at its principal office a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE VII

                             PAYMENT OF OPTION PRICE


                  7.1 In the sole discretion of the Committee and subject to such conditions as the Committee may impose relating to the use of Shares as payment, payment of the Option Price may be made in cash, by the tender of previously owned Shares, by directing that a portion of the Shares to be issued upon exercise of the Option be withheld by Duramed as payment (to the extent permitted by law) or by a combination of the foregoing. If payment by the tender of previously owned Shares or the withholding of Shares is permitted, the value of each Share shall be deemed to be the Fair Market Value of a Share on the day the Shares are tendered or withheld for payment. In the case of a tender of previously owned Shares, this shall be the date on which the Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to Duramed, are received by Duramed. In the case of a withholding of Shares, this shall be the date on which a complete and correct notice of exercise directing the withholding is received by Duramed. Notwithstanding the foregoing, an Option's exercise price may also be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the Option Price are received by Duramed on such date.

                  7.2 Where the Committee has permitted payment of the Option Price to be made by the tender of previously owned Shares, then, at the time of the tender of such Shares to the Company, the Committee may grant a new Option ("Replacement Option") to the person tendering the Shares, provided that such person is otherwise eligible to receive a new Option grant under the Plan at the time of tender. In addition to any other terms and conditions which may be established by the Committee, each Replacement Option shall be subject to the following terms and conditions:

                  A. The number of Shares covered by the Replacement Option shall equal the number of whole Shares used to satisfy the Option Price of the original Option;

                  B. The Effective Date of Grant of the Replacement Option shall be the date of the exercise of the original Option;

                  C. The Option Price shall be the Fair Market Value of a Share on the Effective Date of Grant of the Replacement Option;

                  D. The Replacement Option shall become exercisable six months after its Effective Date of Grant; and

                  E. Unless earlier exercised or terminated pursuant to the terms of this Plan, the Replacement Option shall expire on the expiration date of the original Option.

Except as is otherwise specified in this Section, each Replacement Option shall be governed by the terms and conditions of this Plan applicable generally to Options granted hereunder.

                                  ARTICLE VIII

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS


                  8.1 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, an Incentive Stock Option shall be subject to the following specific provisions:

                           A. No Incentive Stock Option may be exercised after the expiration of ten years from the Effective Date of Grant.

                           B. At the time the Incentive Stock Option is granted,
                  if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                                    (i)     The Option Price must equal at
                           least 110% of the Fair Market Value on the Effective Date of Grant; and

                                    (ii) The term of the Option shall not be
                           greater than five years from the Effective Date of Grant.

                           C. The aggregate Fair Market Value (determined as of
                  the Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company) shall not exceed $100,000.

                  8.2 If any Option is not granted, exercised, or held pursuant to the provisions of Code Section 422, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.


                                   ARTICLE IX

                           TRANSFERABILITY OF OPTIONS


                  9.1 Unless not required by Rule 16b-3, during the lifetime of an Eligible Employee or Advisor to whom an Option has been granted, such Option is non-assignable and non-transferable and may be exercised only by such individual or that individual's legal representative or guardian, except that a Nonqualified Stock Option may be transferred pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code. In the event of the death of an Eligible Employee or Advisor to whom an Option has been granted, the Option shall be transferable pursuant to the holder's Will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Section 10.1(C).

                                    ARTICLE X

                             TERMINATION OF OPTIONS


                  10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

                           A. During the period of the Eligible Employee's
                  continuous employment with the Company, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.

                           B. Upon termination of employment for any reason any
                  unexercisable Option shall immediately terminate. Except as provided in Section 10.1(C), any Option which is exercisable on the date of termination of employment will terminate upon the earlier of its full exercise, the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                           C. If an Eligible Employee to whom an Option was
                  granted becomes subject to a Disability or dies while employed by the Company or within three months of termination of employment for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the representative(s) of the Eligible Employee's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

                  10.2 An Option granted to an Advisor will terminate upon the earlier of the full exercise of the Option or the expiration of the Option by its terms.

                  10.3 The Committee, at its discretion, may extend the periods for Option exercise set forth in Sections 10.1 and 10.2 above.


                                   ARTICLE XI

                     ADJUSTMENTS TO SHARES AND OPTION PRICE


                  11.1 The Committee shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Committee.


                                   ARTICLE XII

                       AMENDMENT OR DISCONTINUANCE OF PLAN


                  12.1 The Board of Directors of Duramed may at any time amend, suspend or discontinue the Plan; provided, however, that stockholder approval shall be required for any amendment if such approval is required to maintain the Plan's compliance with Exchange Act Rule 16b-3 as that Rule may be in effect and be interpreted from time to time.

                  12.2 No amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.


                                  ARTICLE XIII

                                 CERTAIN EVENTS


                  13.1 In the event Duramed shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and, except as provided in Section 13.4, any Option previously granted hereunder shall terminate. If practical, Duramed shall give each holder of an Option twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

                  13.2 In the event any person, by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3 as in effect on February 29, 1992, or any successor provision thereto) of more than 50% of the outstanding Shares of Duramed, or commences a tender offer pursuant to Exchange Act Regulation 14C as in effect on February 29, 1992, or any successor provision thereto, which, if successful, would result in such person becoming the beneficial owner of more than 50% of such Shares, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                  13.3 In the event of the execution of an agreement of reorganization, merger or consolidation of Duramed with one or more corporations as a result of which Duramed is not to be the surviving corporation (whether or not Duramed shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of Duramed, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                  13.4 In the event of the consummation of any of the transactions called for in an agreement referred to in Section 13.3 hereof, any holder of an Option who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Duramed shall receive a payment of cash equal to the difference between the aggregate "Fair Value" of Shares subject to the holder's Options which are outstanding and not exercised at the time of consummation of the transaction and the aggregate Option Price of such Shares. For this purpose, "Fair Value" shall mean the cash value per Share to be paid to stockholders pursuant to such agreement, or if cash value is not to be paid, the highest Fair Market Value of a Share during the 60-day period immediately preceding the date of the consummation of the transaction. The cash payment shall be made within ten (10) days after consummation of the transaction. The foregoing payments under this Section 13.4 shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject Options of the holder.

                  13.5 The grant of Options under the Plan shall in no way affect the right of Duramed to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  13.6 Notwithstanding the foregoing, in the event the amounts deemed payable under this Article XIII when added to all other payments to the holder of an Option by the Company, would, if made, constitute Excess Parachute Payments within the meaning of Sections 280G and 4999 of the Code, the amounts deemed payable by the Company under this Article shall be reduced by the amount deemed necessary to cause the holder to receive $1,000.00 less than three times the holder's Base Amount (as that term is defined in Code Section 280G) from all payments to the holder from the Company. In the event the amount of the payments exceeds the amount subsequently determined to have been due, the excess benefits over three times the Base Amount shall constitute a loan by the Company to the holder, payable on demand by the Company, with interest at a rate equal to 120% of the applicable federal rate determined under Section 1274 of the Code, compounded semi-annually.


                                   ARTICLE XIV

                                 EFFECTIVE DATE


                  14.1 This Plan became effective as of February 29, 1992. No Option shall be granted subsequent to February 28, 2002 or subsequent to any earlier date as of which this Plan is terminated.


                                   ARTICLE XV

                                  MISCELLANEOUS


                  15.1 Nothing contained in this Plan or in any action taken by the Board of Directors or stockholders of Duramed shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option agreement, in such form as the Committee shall determine, shall have been executed by both the Eligible Employee or Advisor and Duramed.

                  15.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Duramed be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a stockholder of Duramed with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until, in the opinion of counsel for Duramed, Duramed has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Duramed's securities may then be listed as well as any other requirements of law.

                  15.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of or any business relationship with the Company or to interfere in any way with the right of the Company to terminate employment or a business relationship at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                  15.4 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

                          DURAMED PHARMACEUTICALS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            PROXY FOR ANNUAL MEETING

                  The undersigned hereby appoints E. Thomas Arington and Doane
F. Darling, and each of them, attorneys with the powers which the undersigned would possess if personally present, including the power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc. to be held at the Embassy Suites Hotel, 4554 Lake Forest Drive, Cincinnati, Ohio 45242 on July 8, 1996, at 9:00 a.m. (EDT), and at any adjournments thereof:

1. Election of E. Thomas Arington, George W. Baughman, Doane F. Darling, Stanley L. Morgan, and S. Sundararaman as directors.

  / /    FOR all nominees;    / /    WITHHELD from all nominees;   / /       *EXCEPTIONS (as
                                                                              marked below).
For all nominees except as noted on line below:
*EXCEPTIONS
           ------------------------------------------------------------------
2./ / FOR    / / AGAINST     / / ABSTAIN             on the 1996 amendment and restatement of the Company's
                                                     1988 Stock Option Plan to increase the number of shares for which options may be granted and to affect other amendments.

3./ / FOR   / /  AGAINST    / /  ABSTAIN             on the proposal to ratify the appointment of Ernst & Young
                                                     LLP as independent auditors.

4. Upon such other business as may properly come before the meeting.

   The proxy will be voted on the above as specified. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED "FOR"
EACH OF THE PROPOSALS AND IN FAVOR OF THE NOMINEES LISTED ABOVE.

                     (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

   As to any other matter or if any of said nominees are not available for election, said attorneys shall vote in accordance with their best judgment.

   Please mark: I do / / do not / / plan to attend the meeting.

                                                              Dated                                , 1996
                                                                   --------------------------------

                                                              --------------------------------------------

                                                              --------------------------------------------
                                                                (Signature of Stockholder)

                                                              IMPORTANT:  Please date and sign exactly as name
                                                              appears hereon.  If shares are held jointly, each
                                                              stockholder named should sign.  Executors,
                                                              administrators, trustees, etc. should so indicate when
                                                              signing.  If the signer is a corporation, please sign full corporate name by duly authorized officer.

